UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________________

FORM 8-K/A

Amendment No. 1

To

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 10, 2013 (December 5, 2013)

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AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

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Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address of principal executive offices, including zip code)

(212) 415-6500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 10, 2013, American Realty Capital Properties, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Initial Report”), in part, for the purpose of announcing its relaunch of its 2018 Note Offering (as defined in the Initial Report) and the launch of its 2020 Note Offering (as defined in the Initial Report), along with the transactions related thereto. The Company is now filing this Amendment No.1 to the Initial Report (“Amendment No. 1”) to include disclosure under Item 5.03 of Form 8-K relating to the Company’s filing of an Articles of Amendment to its Articles of Amendment and Restatement (the “Articles of Amendment”) with the Maryland State Department of Assessments and Taxation (“SDAT”) on December 9, 2013 in order to increase the total number of authorized shares of the Company to 1,610,000,000 shares of stock, including 1,500,000,000 shares of the Company’s common stock, par value $0.01 per share, and to file the Articles of Amendment as an exhibit to this Amendment No.1. No other changes have been made to the Initial Report and the exhibit index below under Item 9.01(d) only includes the Articles of Amendment and does not include any other exhibits filed with the Initial Report.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2013, the Company filed with the SDAT the Articles of Amendment to increase the number of authorized shares of the Company to 1,610,000,000 shares of stock, consisting of 1,500,000,000 shares of common stock, $0.01 par value per share, 100,000,000 shares of preferred stock, $0.01 par value per share, and 10,000,000 shares of manager’s stock, $0.01 par value per share. The Articles of Amendment became effective on December 9, 2013.

The foregoing summary description of the material terms of the Articles of Amendment is qualified in its entirety by the Articles of Amendment, a copy of which is attached hereto as Exhibit 3.6 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.6	Articles of Amendment to Articles of Amendment and Restatement of the Company, filed with the SDAT on December 9, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

December 19, 2013	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors